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                                                                     EXHIBIT 5.1

                [Letterhead of Pryor Cashman Sherman & Flynn LLP]

July 12, 2006

Nastech Pharmaceutical Company Inc.
3450 Monte Villa Parkway
Bothell, WA 98021

Ladies and Gentlemen:

      We are acting as counsel to Nastech Pharmaceutical Company Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8, File No. 333- (the "Registration Statement"), as filed by the Company with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,350,000 shares (the "Shares") of the Company's common stock, par value $0.006 per share, for delivery under the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan, as amended (the "Plan"), which Registration Statement, pursuant to Rule 429 under the Securities Act, also constitutes (i) post-effective amendment number 2 to the Company's registration statement on Form S-8, File No. 333-118206, and includes 600,000 shares of Common Stock previously registered under the Securities Act pursuant to such prior registration statement, and (ii) post-effective amendment number 1 to the Company's registration statement on Form S-8, File No. 333-126905, and includes 750,000 shares of Common Stock previously registered under the Securities Act pursuant to such prior registration statement.

      We are qualified to practice law in the State of New York. We express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, the Delaware General Corporation Law and the laws of the United States of America.

      We have examined such documents as we considered necessary for the purposes of this opinion. Based on such examination, it is our opinion that the Shares have been duly authorized and, upon issuance in accordance with the Plan, will be legally issued, fully-paid and non-assessable under the laws of the State of Delaware.

      We consent to the use of this opinion as an exhibit to the Registration Statement. This opinion is furnished in connection with the Registration Statement.

      This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                     Very truly yours,

                                     /s/ Pryor Cashman Sherman & Flynn LLP
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                                     Pryor Cashman Sherman & Flynn LLP